Broker Letter

March 5, 2018
Dear Valued Partners,
We wanted to let you know about some important news: XL Group Ltd has entered into an agreement to be acquired by AXA. The combination creates a powerful opportunity to continue the XL Catlin strategy with greater strength and new dimension. We expect the transaction will be completed in the second half of 2018, subject to approval by our shareholders and regulators.
The intent is to combine XL Catlin’s operations with AXA Corporate Solutions, forming AXA’s new global P&C insurance and reinsurance division. Importantly, in this new structure, it is the XL Catlin platform that will champion all complex commercial and specialty P&C products, reinsurance and alternative capital efforts.
I wanted to reach out directly and express our excitement at the prospect of being able to serve your business from an even better position. We believe clients and brokers of both XL Catlin and AXA will benefit significantly from this compelling strategic transaction. For example, as part of the AXA family, XL Catlin customers will benefit from accelerated delivery of even more innovative operational and analytical skills.
We have highly complementary portfolios, and together we will be able to offer market-leading underwriting capabilities globally, across a diverse range of risks and covering the complete corporate spectrum - from SMEs to large corporates. We intend to be nothing short of the most innovative (re)insurer in the corporate marketplace, meeting our clients’ most challenging risk needs, supported by a robust combined balance sheet.
Effective today, Greg Hendrick will take on the role of President and COO at XL Group. Following the transaction close, he will join the Management Committee of AXA Group and will lead the new P&C business going forward, reporting directly to AXA CEO Thomas Burberl. Greg will be charged with maintaining the unique and entrepreneurial culture that has made us such a success. We expect the balance of the P&C leadership team to be comprised of the best talent both companies have to offer, noting that the majority of the combined workforce going in will come from XL Catlin. Following the close, I will become the Vice Chairman of the board of the new P&C business and Special Advisor to Thomas to ensure a smooth integration
Let me emphasize that our announcement today is the first step in completing the combination. Until the deal closes, XL Catlin and AXA remain two separate companies, and our focus will continue to be on meeting your needs as our valued partners. We will keep you informed as we move toward completing this transaction. Serving your business effectively remains our highest priority, and should you have any questions, please do not hesitate to reach out to us.
Thank you for your ongoing support. We are excited about the opportunities ahead as we begin this next chapter in our history.
Best,
Mike
Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, XL will file with the United States Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction. This letter is not a substitute for the proxy statement or any other document which XL may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF XL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by XL through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of XL:
Investor Relations
XL Group Ltd
Abbe F. Goldstein, CFA
abbe.goldstein@xlcatlin.com

Participants in the Solicitation
XL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from XL’s shareholders in connection with the proposed transaction. Information regarding XL’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in XL’s annual proxy statement filed with the SEC on April 5, 2017, XL’s Current Report on Form 8-K filed with the SEC on October 26, 2017, XL’s Current Report on Form 8-K filed with the SEC on February 20, 2018 and XL's Current Report on Form 8-K filed with the SEC on March 5, 2018. A more complete description will be available in the proxy statement on Schedule 14A that will be filed with the SEC in connection with the proposed transaction. You may obtain free copies of these documents as described in the preceding paragraph filed, with, or furnished to, the SEC. All such documents, when filed or furnished, are available free of charge on the SEC’s website (www.sec.gov) or by directing a request to XL at the Investor Relations contact above.